UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
(Post-Effective Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Saga Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3042953 (I.R.S. Employer Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, Michigan	48236
(Address of principal executive offices)	(Zip Code)
SAGA COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Fred B. Green, Esq.
Bodman LLP
6th Floor at Ford Field
1901 St. Antoine Street
Detroit, Michigan 48226
(Name and address of agent for service)
(313) 392-1056
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Note
     Saga Communications, Inc. (the “Company”) is filing this Post-Effective Amendment (the “Post-Effective Amendment”) in order to deregister shares of Class A Common Stock of the Company, previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 19, 1999 (File No. 333-85535) (the “Registration Statement”). The Registration Statement registered 390,625 shares of the Company’s Class A Common Stock issuable to participants in the Saga Communications, Inc. Employee Stock Purchase Plan (the “ESPP Shares”), which has expired. Of these ESPP Shares, participants purchased 49,238 shares. The number of shares herein reflects the stock splits occurring on December 15, 1999 and June 15, 2002 and the reverse stock split which occurred on January 28, 2009.
     This Post-Effective Amendment hereby amends the Registration Statement to deregister the remaining unissued ESPP Shares under the Registration Statement. As a result of the deregistration, no ESPP Shares remain registered for issuance pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on June 5, 2009.

SAGA COMMUNICATIONS, INC.
By:	/s/ Edward K. Christian
Edward K. Christian
President

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Capacity	Date

/s/ Edward K. Christian Edward K. Christian	President, Chief Executive Officer and Chairman of the Board	June 5, 2009

/s/ Samuel D. Bush Samuel D. Bush	Senior Vice President, Chief Financial Officer and Treasurer	June 5, 2009

/s/ Catherine A. Bobinski Catherine A. Bobinski	Vice President, Corporate Controller and Chief Accounting Officer	June 5, 2009

/s/ Donald J. Alt Donald J. Alt	Director	June 5, 2009

/s/ Brian W. Brady Brian W. Brady	Director	June 5, 2009

/s/ Clarke R. Brown Clarke R. Brown	Director	June 5, 2009

/s/ Robert J. Maccini Robert J. Maccini	Director	June 5, 2009

/s/ David B. Stephens David B. Stephens	Director	June 5, 2009

/s/ Gary Stevens Gary Stevens	Director	June 5, 2009

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